SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2007

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

3151 South 17th Street Wilmington, NC 28412

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(c) On September 12, 2007, the Company announced that it had named Daniel G. Darazsdi as its Chief Financial Officer, effective October 1, 2007. Mr. Darazsdi’s employment will be governed by an employment agreement and other related agreements between him and the Company. The employment agreement will have an initial term of two years, with automatic one-year renewals thereafter unless either party gives notice of its desire to terminate. The employment agreement contains non-compete and non-solicitation covenants that extend beyond his employment. Mr. Darazsdi’s annual base salary will initially be $350,000. Due to Mr. Darazsdi’s employment beginning in the last quarter of 2007, he will be paid a guaranteed cash bonus of $43,750 for calendar year 2007 under the Company’s Incentive Compensation Plan. He will be issued 10,000 shares of restricted PPD common stock and granted options to purchase 90,000 shares of PPD common stock at fair market value. Consistent with PPD’s standard practice, the restricted stock and option awards will vest ratably over three years. Mr. Darazsdi will also be entitled to use Company aircraft for up to 5,000 miles per year subject to the Company’s aircraft policy. PPD will reimburse him for relocation costs, and pay him a $75,000 sign-on bonus, but if he quits or is terminated for cause within six months of hire he must repay 100% of these amounts, or 75% if between six and 12 months, 50% if between 12 and 18 months, and 25% if between 18 and 24 months. In the event the Company terminates Mr. Darazsdi’s employment without cause, he will be paid the greater of one year’s salary or the salary for the remaining term of the agreement, and be provided such benefits as required by law. We also entered into a severance agreement with Mr. Darazsdi in our standard form. This agreement provides him two years’ salary, bonus and benefits if he is terminated without cause within one year after a change of control of PPD.

Mr. Darazsdi has been employed by Honeywell International for 25 years, holding positions in finance and administration, most recently as vice president and chief financial officer of finance transformation and operations. Mr. Darazsdi is 47 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment by the Company, there have been no transactions in which the Company has participated and in which he had a direct or indirect material interest involving in excess of $120,000 since January 1, 2006, the beginning of our last completed fiscal year.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing as Exhibit 99.1 to this Form 8-K a press release, dated September 12, 2007, announcing Mr. Darazsdi’s employment with the Company. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.246*	Employment Agreement dated September 12, 2007, effective October 1, 2007, between Pharmaceutical Product Development, Inc. and Daniel G. Darazsdi.

99.1**	Press release to announce employment of Daniel G. Darazsdi, dated September 12, 2007.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and filed separately with the U.S. Securities and Exchange Commission.
**	Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: September 12, 2007

/s/ Peter Wilkinson
Peter Wilkinson, Vice President of Finance and
Chief Accounting Officer

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